As filed with the Securities and Exchange Commission on March 12, 2025

Registration Nos. 333- 276672

333- 269975

333- 266947

333- 264333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333- 276672

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333- 269975

Post-Effective Amendment No. 1 to Form S-8, Registration Statement No. 333- 266947

Post-Effective Amendment No. 2 to Form S-8, Registration Statement No. 333- 264333

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Leafly Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2266022
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
600 First Avenue Suite 330, PMB 88154	98104-2246
Seattle, Washington
(Address of principal executive offices)	( Zip code)

Registrant’s telephone number, including area code: (206) 455-9504

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

2018 Equity Incentive Plan

(Full titles of plans)

Yoko Miyashita

Leafly Holdings, Inc.

600 First Avenue Suite 330, PMB 88154

Seattle, Washington 98104-2246

(Name and address of agent for service)

(206) 455-9504

(Telephone number, including area code, of agent for service)

With copies to:

Alison Pear, Esq. Buchalter APC 805 SW Broadway, Suite 1500 Portland, Oregon 97205

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) are being filed by Leafly Holdings, Inc., a Delaware corporation (the “Registrant”), to remove from registration all shares of the Registrant’s common stock, $0.0001 par value per share (the “Shares”), remaining unissued and unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•

Registration Statement No. 333-276672, filed on January 24, 2024, registering 249,372 Shares, consisting of: (i) 225,124 Shares issuable pursuant to the 2021 Equity Incentive Plan and (ii) 24,248 Shares issuable pursuant to the 2021 Employee Stock Purchase Plan;

•	Registration Statement No. 333-269975, filed on February 24, 2023, registering 2,389,724 Shares issuable pursuant to the 2021 Equity Incentive Plan;

•

Registration Statement No. 333-266947, filed on August 18, 2022, registering the offer and sale by selling security holders of up to 3,521,999 Shares that have been issued pursuant to, or may be issued upon the vesting or exercise of awards granted under the 2021 Equity Incentive Plan or the 2018 Equity Incentive Plan;

•

Registration Statement No. 333-264333, filed on April 15, 2022, as amended by that Post-Effective Amendment No. 1, filed on December 9, 2022, registering : (i) 4,502,495, Shares issuable pursuant to the 2021 Equity Incentive Plan (ii) 1,125,624 Shares issuable pursuant to the 2021 Employee Stock Purchase Plan, (iii) 3,726,209 Shares issuable upon the exercise of stock options granted under the 2018 Equity Incentive Plan, and (iv) up to 276,180 Shares that may be offered and sold by selling security holders pursuant to equity awards granted under the 2021 Equity Incentive Plan.

In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, the Registrant hereby removes from registration any Shares registered but unsold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 12, 2025.

LEAFLY HOLDINGS, INC.

By:	/s/ Yoko Miyashita
Name: Yoko Miyashita
Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.